AMENDMENT
                                     OF THE
                    GENERAL AMERICAN INVESTORS COMPANY, INC.
                             EMPLOYEES' THRIFT PLAN

         WHEREAS, General American Investors Company, Inc. (the "Company") adopted the General American Investors Company, Inc. Employees' Thrift Plan (the "Plan"), effective as of July 1, 1959; and

         WHEREAS, the Plan was amended and restated on April 14, 1976, effective as of December 31, 1975; and

         WHEREAS, the Plan was further amended on April 12, 1978, December 8, 1982, December 12, 1984, September 11, 1985, September 10, 1986, December 19, 1989, December 19, 1994, December 30, 1996 and October 13, 1999; and

         WHEREAS, Section 8(E) provides that the Company may amend the Plan at any time, except in certain respects not material hereto; and

         WHEREAS, the Board of Directors desires to make an amendment to the Plan;

         NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of January 1, 1997:

         1. Subparagraph (b) of the second paragraph of Section 13(A) is amended in its entirety to read as follows:

                  (b) The "Group of Highly Compensated Employees" shall include each Employee who is eligible to become a Participant pursuant to
         Section 2 and who (1) was a 5-percent owner (within the meaning of Section 416(i)(1)(B) of the Code) at any time during the Plan Year or the preceding Plan Year, or (2) had total compensation in excess of $80,000 (as adjusted for increases in the cost of living pursuant to Section 414(q) of the Code) for the preceding Plan Year.

         2. Subparagraph (d) of the second paragraph of Section 13(A) is deleted in its entirety and subparagraph (e) of the second paragraph of Section 13(A) is redesignated as subparagraph (d).

         IN WITNESS WHEREOF, General American Investors Company, Inc. has caused this Amendment to be executed by its duly authorized officers as of the 11th day of July, 2001.


/s/ Carole Anne Clementi                         /s/ Eugene DeStaebler
Carole Anne Clementi                             Eugene L. DeStaebler, Jr.
----------------------------                     -------------------------------
Secretary                                        Vice-President, Administration








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